UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Skillsoft Corp.

(Name of Registrant as Specified In Its Charter)

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The following social media post was made available by Skillsoft Corp. on LinkedIn on January 28, 2022:

Here at Skillsoft, we’re committed to providing the most immersive online learning experience, and our agreement to acquire @Codecademy is a transformative move to build on this mission and help customers address the technology #skillsgap. Our CEO @Jeff-Tarr sat down with Codecademy’s @Zach-Sims and Forbes’ @Jack-Kelly to discuss the news, state of tech skilling, and future of L&D. Full story: https://bit.ly/3rWzjPB

Learn more about Skillsoft's intent to acquire Codecademy: https://bit.ly/3IHiE9v

Skillsoft Corp.’s LinkedIn post above includes a link to the below article published on Forbes.com:

To Succeed In The Future Of Work, You Need To Continually Learn, Upskill, Take Courses In Tech And Find Coaches And Mentors

When Zach Sims started Codecademy in 2011, he was searching for a way to make coding more accessible and easier for people to learn. Fast forward to 2022, the mission remains the same, but now learning tech skills is critical for people to keep pace with the fast-moving digital economy and not get left behind.

We are in a bizarre unfamiliar job market characterized by the dual trends of a Great Resignation, which has 4 million people quitting their jobs on a near monthly basis, and a war for talent being brutally waged to attract, recruit and retain workers. To accomplish this goal, smart, progressive executives are offering upskilling, training and third-party education, mentoring and coaching.

It's been proven in this economy that if an employee isn’t valued and offered additional assistance, in addition to compensation, they’ll leave for better opportunities. Since there are around 11 million jobs available, according to United States government data, it's not an idle threat when people say they are contemplating moving on to another opportunity.

There is also a student debt, as college tuition is ridiculously high and too burdensome. Many people graduated, are heavily in debt, unable to find suitable jobs that can afford a repayment of tuition costs and have enough money left over to get married, start a family and purchase a home.

More jobs now than ever before require some sort of proficiency with technology. Codecademy has filled this void with offering learning to code, as well as an array of other in-demand, tech-related skills. There are around 40 million people worldwide who have taken some courses on Codecademy. The platform offers interactive, self-paced courses and hands-on learning in 14 programming languages across multiple domains, such as application development, data science, cloud and cybersecurity.

You can start for free to see if you like it and possess an aptitude. With time, effort and dedication, you can embark upon more courses, in pursuit of finding the right fit. Even if you are not contemplating changing careers, it's helpful to have some tech-related skills, as nearly most of the jobs of the future will require it. Lacking these skills may place you at a competitive disadvantage in your career progression.

To gain access to more services that could help its students, Codecademy, through an acquisition, reached an agreement to join Skillsoft, which has an expertise in training and boasts a network of mentors and instructors. It also offers executive coaching and leadership training. This creates a strong synergy between the two organizations.

Skillsoft, a global leader in corporate digital learning, has agreed to acquire Codecademy for approximately $525 million in cash and stock. Jeffrey R. Tarr, CEO of Skillsoft, said about the acquisition, “Codecademy will significantly expand Skillsoft’s capabilities in the high-growth [technology and developer] segment.” Tarr added, “Strategic acquisitions are an important part of our growth strategy. We acquired virtual instructor-led training capabilities with Global Knowledge and coaching with Pluma earlier this year.”

The chief executive elaborated on the benefits, “With the addition of Codecademy’s innovative capabilities, we will create an even more immersive online learning experience. When we combine Skillsoft’s enterprise customer base of more than 12,000 corporate customers and over 46 million learners with Codecademy’s 40 million learners, sophisticated digital marketing capability and influential brand, we expect to unlock significant revenue synergies.”

Sims, founder and CEO of Codecademy, said, “Since our founding, Codecademy has been focused on empowering our learners to build inspiring careers in technology.” He added, “We have helped tens of millions of people around the world learn new technology skills. Together with Skillsoft, we will have the opportunity to rapidly increase the size of our content library and scale Codecademy across the millions of learners and thousands of companies–including approximately 75% of the Fortune 1000–that work with Skillsoft worldwide. With additional resources and opportunities to drive growth, we are excited to embark on this important next chapter.”

For those who want to pivot into the tech space, the compensation is enticing.

To gain a sense of the compensation paid in the tech field, here are some of the highlights of the Skillsoft Global Knowledge 2021 IT Skills and Salary Report:

Highest North American IT professional salaries by state:

•	New Jersey ($152,656)
•	Virginia ($145,724)
•	Connecticut ($141,475)

Highest North American IT salaries by job function:

•	Executive ($174,181)
•	IT Sales and Marketing ($156,471)
•	Cloud ($144,533)
•	Risk Management ($136,586)
•	IT Architecture & Design ($132,941)
•	Cybersecurity ($132,163)

In the future of work, as tech permeates nearly all aspects, it's important to at least have some exposure. It's no longer our parents’ and grandparents' job market, in which a person would take a job and remain at the company for the duration of their career.

Now, it's completely different. In a blink of the eye, people are using tech to order and receive groceries, dinner and goods via apps. Work is conducted through Zoom and other video platforms. You can’t be complacent. In the world we live in, which is characterized by constant change, people need to always be learning, growing and acquiring skills and accreditations.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed acquisition of Ryzac, Inc. (“Codecademy”) by Skillsoft Corp. (the “Company” or “Skillsoft”). This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, the Company plans to file with the Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its shareholders a proxy statement regarding the proposed transaction. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC.

BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at the Company’s stockholder meeting to approve the proposed transaction or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in the Company’s proxy statement. Shareholders may obtain a free copy of the proxy statement and other documents the Company files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. The Company makes available free of charge on its investor relations website at https://investor.skillsoft.com/ copies of materials it files with, or furnishes to, the SEC.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

The Company and its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in the Company’s Report on Form 8-K and Form 8-K/A filed on June 17, 2021. To the extent the holdings of the Company’s securities by the Company’s directors and executive officers have changed since the amounts set forth in the Company’s Form 8-K filed on June 17, 2021, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed transaction will be included in the proxy statement relating to the proposed transaction when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the investor relations page of the Company’s website at https://investor.skillsoft.com/.

Forward Looking Statements

This document includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws. These forward-looking statements include information about possible or assumed future results of our operations, the timing and occurrence of the closing of the transaction, and the anticipated transaction benefits. All statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate may occur in the future, including such things as our outlook, our product development and planning, our pipeline, future capital expenditures, financial results, the impact of regulatory changes, existing and evolving business strategies and acquisitions and dispositions, demand for our services and competitive strengths, goals, the benefits of new initiatives, growth of our business and operations, our ability to successfully implement our plans, strategies, objectives, expectations and intentions are forward-looking statements. Also, when we use words such as “may,” “will,” “would,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “projects,” “forecasts,” “seeks,” “outlook,” “target,” goals,” “probably,” or similar expressions, we are making forward-looking statements. Such statements are based upon the current beliefs and expectations of Skillsoft’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature.

There are important risks, uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained in this document, including:

•	the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends and employee availability;
•	the impact of the ongoing COVID-19 pandemic (including any variant) on our business, operating results and financial condition;
•	fluctuations in our future operating results;
•	our ability to successfully identify, consummate and achieve strategic objectives in connection with our acquisition opportunities and realize the benefits expected from the acquisition;
•	the demand for, and acceptance of, our products and for cloud-based technology learning solutions in general;
•	our ability to compete successfully in competitive markets and changes in the competitive environment in our industry and the markets in which we operate;
•	our ability to market existing products and develop new products;
•	a failure of our information technology infrastructure or any significant breach of security, including in relation to the migration of our key platforms from our systems to cloud storage;
•	future regulatory, judicial and legislative changes in our industry;
•	our ability to comply with laws and regulations applicable to our business;
•	the impact of natural disasters, public health crises, political crises, or other catastrophic events;
•	our ability to attract and retain key employees and qualified technical and sales personnel;
•	fluctuations in foreign currency exchange rates;
•	our ability to protect or obtain intellectual property rights;
•	our ability to raise additional capital;
•	the impact of our indebtedness on our financial position and operating flexibility;
•	our ability to meet future liquidity requirements and comply with restrictive covenants related to long-term indebtedness;
•	our ability to successfully defend ourselves in legal proceedings; and
•	our ability to continue to meet applicable listing standards.

Additional factors that may cause actual results to differ materially from any forward-looking statements regarding the transaction between Skillsoft and Codecademy include, but are not limited to:

•	our ability to timely satisfy the conditions to the closing of the transaction contemplated in the definitive agreement;
•	occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement;
•	the possibility that the consummation of the acquisition is delayed or does not occur, including the failure to obtain stockholder approval of the transaction;
•	our ability to realize the benefits from the acquisition;
•	our ability to effectively and timely incorporate the acquired business into our business operations;
•	risks that the acquisition and other transactions contemplated by the definitive agreement disrupt current plans and operations that may harm the parties’ current businesses; and
•	the amount of any costs, fees, expenses, impairments and charges related to the acquisition; and
•	uncertainty as to the effects of the announcement or pendency of the acquisition on the market price of the Company’s common stock and/or on the parties’ respective financial performance.

The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. For more information, please see the risk factors included in the Company’s Amendment no. 1 to its Registration Statement on Form S-1 declared effective by the SEC on July 29, 2021, and subsequent filings with the SEC.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Additionally, statements as to market share, industry data and our market position are based on the most currently available data available to us and our estimates regarding market position or other industry data included in this document or otherwise discussed by us involve risks and uncertainties and are subject to change based on various factors, including as set forth above.